                                                                      Exhibit 21
                             Subsidiaries of Registrant

The following is a list of all the registrant's direct and indirect subsidiaries, state of incorporation or organization and the percentage ownership by Heartland of each.

Name of Subsidiary                                    State            Ownership
------------------                                    -----            ---------
  CMC Heartland Partners                              N/A              99.99%

  Heartland Development Corporation                   Delaware         100%

  CMC Heartland Partners I, Limited Partnership       Delaware         (a)

  CMC Heartland Partners II, LLC                      Delaware         (a)

  CMC Heartland Partners III, LLC                     Delaware         (a)

  CMC Heartland Partners V, LLC                       Delaware         (a)

  CMC Heartland Partners VI, LLC                      Delaware         (a)

  Lifestyle Communities, Ltd.                         Delaware         (b)

(a) CMC Heartland Partners I, II, III, V, and VI are owned by CMC Heartland Partners sole limited partner and Heartland Development Corporation sole general partner.

(b) Lifestyle Communities, Ltd. is 100% owned by CMC Heartland Partners.

                                                                              39